Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Nightfood Holdings, Inc. of our report dated October 13, 2021 relating to the financial statements of Nightfood Holdings, Inc. , which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

New York, NY

October 5, 2022